Exhibit 10.9

FIRST AMENDMENT TO

AGREEMENT TO USE RECYCLED WATER

WHEREAS, LAGUNA COUNTY SANITATION DISTRICT, a county sanitation district, “DISTRICT”, and SANTA MARIA PACIFIC, a limited liability corporation, “USER”, entered into an agreement dated September 13, 2005 to use recycled water, “Agreement” for industrial and agricultural purposes.

WHEREAS, the undersigned, LAGUNA COUNTY SANITATION DISTRICT and SANTA MARIA PACIFIC do hereby agree to amend the above-referenced agreement to use recycled water, effective as of the last date written below.

1.	Paragraph 2.A, USE OF RECYCLED WATER, is amended to read:

DISTRICT is to provide recycled water to USER through DISTRICT’s transmission system and USER intends to apply this recycled water in the Project Area through USER’s distribution system for Project Uses as described in Exhibit B. DISTRICT may distribute and USER may accept the recycled water for Project Uses upon approval by the applicable regulatory agency(ies). Regulatory agencies are defined in Paragraph 4.B.

2.	Paragraph 2.B, USE OF RECYCLED WATER, is amended to read:

In addition to Project Uses, USER may use recycled water for other uses as allowed by Sections 60304 through 60307 of Title 22 Code of Regulations upon approval by the applicable regulatory agency(ies).

3.	Paragraph 2.C, USE OF RECYCLED WATER, is amended to read:

The Project Uses, as described in Exhibit B and as located on USER’s real property, may be amended by USER to add, enlarge, reduce or divide subject to written notification to DISTRICT of not less than 30 days prior to implementing such changes. User may extend its distribution system to Project Uses as shown on approved plans at its discretion provided the system does not deviate from standard design used in the Project Use areas. Project Uses that modify those shown on already approved plans are subject to approval by the appropriate regulatory agency(ies).

4.	Paragraph 7, RECYCLED WATER USE REQUIREMENTS, is amended to read:

USER understands and agrees that the use of recycled water is regulated by the regulatory agencies. Some of the requirements for use of recycled water are contained in Exhibit C. Use area requirements are further described in Section 60310 of Title 22 Code of Regulations. DISTRICT and USER shall abide by all statutes and regulations regarding recycled water use and USER, at it sole costs, shall operate and maintain all its facilities for recycled water for the Project Areas.

All the terms, covenants, conditions, provisions and agreements of said Agreement, as amended, shall remain in full force and effect.

DISTRICT:		USER:

COUNTY OF SANTA BARBARA LAGUNA COUNTY SANITATION DISTRICT:		SANTA MARIA PACIFIC, L.L.C.

By:	/s/ [Authorized Signatory]	By:	/s/ David Pratt
	Chair, Board of Directors		President

Date: 5/9/06		Date: 4/11/06

ATTEST: MICHAEL F, BROWN CLERK OF THE BOARD

By:	/s/ [Authorized Signatory]
Deputy

APPROVED AS TO FORM: STEPHAN SHANE STARK COUNTY COUNSEL

By:	/s/ [Authorized Signatory]
Deputy County Counsel

APPROVED AS TO ACCOUNTING FORM ROBERT W. GEIS, CPA AUDITOR-CONTROLLER

By:	/s/ [Authorized Signatory]
Deputy

APPROVED AS TO FORM

By:	/s/ Ray Aromatorio
Risk Manager

Ray Aromatorio

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